UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

MEDIACOM COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

     On November 23, 2004, Rocco B. Commisso, Chairman and Chief Executive Officer of Mediacom Communications (the “Company”), sold a portion of his Company stock as part of his strategy for asset diversification and liquidity. Mr. Commisso informed the Company that he has no current plans to sell any additional stock.

     Mr. Commisso sold 1.4 million shares of Class A and Class B common stock, representing approximately 5.0% of his Company stock, in a block trade made in accordance with the provisions of Rule 144 of the Securities Act of 1933. This sale comprises approximately 1.2% of the Company’s total outstanding capital stock. Following this transaction, Mr. Commisso owns directly approximately 26.8 million shares of Class B common stock, or approximately 22.6% of the Company’s total outstanding capital stock, and holds more than 74% of the voting power of the Company’s outstanding capital stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2004

Mediacom Communications Corporation

By: /s/Joseph E. Young
Joseph E. Young
Senior Vice President,
General Counsel and Secretary